                                                                     EXHIBIT 1.2


                                                                      WF&G DRAFT
                                                                         9/30/97

                                 900,000 Shares

                           JONES APPAREL GROUP, INC.,
                          (a Pennsylvania corporation)

                                  Common Stock
                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                              [October __, 1997]

Merrill Lynch International
Bear, Stearns International Limited
Goldman Sachs International
as Lead Managers of the several International Managers
c/o    Merrill Lynch International
       Ropemaker Place
       25 Ropemaker Street
       London EC2Y 9LY
       England

Ladies and Gentlemen:

      Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company"), Bristol Rittanhouse Investments, L.P., a Delaware limited partnership, (the "Selling Shareholder") and Sidney Kimmel, the sole general partner of the Selling Shareholder (the "General Partner"), confirm their respective agreements with Merrill Lynch International ("Merrill Lynch"), and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Bear, Stearns International Limited and Goldman Sachs International are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Selling Shareholder of 900,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") and the purchase by the International Managers, acting severally and not jointly, of the respective number of shares of Common Stock set forth in said Schedule A; and (ii) the grant by the Selling Shareholder to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 135,000 additional shares of Common Stock solely to cover over-allotments, if any. The 900,000 shares of Common Stock (the "Initial International Securities") and all or any part of the 135,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") to be purchased by the International Managers are collectively hereinafter called the "International Securities."

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      It is understood that the Company, the Selling Shareholder and the
General Partner are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Selling Shareholder of 3,600,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain managers in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Goldman, Sachs & Co. are acting as representatives (the "U.S. Representatives") and the grant by the Selling Shareholder to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of the 540,000 additional shares of Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Selling Shareholder is not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

      The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities and U.S. Securities are hereinafter collectively called the "Securities."

      The Company, the Selling Shareholder and the General Partner understand that the Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

      The Company, the Selling Shareholder and the General Partner understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-36213) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a


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term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and
Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated [_____, 1997] and preliminary U.S. Prospectus dated [____, 1997,] respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus


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

(including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

      SECTION 1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

           (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

           At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the


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      light of the circumstances under which they were made, not misleading. If
      Rule 434 is used, the Company will comply with the requirements of Rule
      434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

           Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

           (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity


                                      -5-
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      with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

           (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein; (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

           (vi) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

           (vii) GOOD STANDING OF SUBSIDIARIES. Each of the operating subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the


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      failure to so qualify or be in good standing would not have a Material
      Adverse Effect; all of the issued and outstanding capital stock of each such operating subsidiary has been duly authorized and validly issued, is fully paid and non-assessable; the capital stock of each of the operating subsidiaries owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding securities of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are (a) the subsidiaries (the "Operating Subsidiaries") listed on Schedule B hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

           (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans); the shares of issued and outstanding capital stock of the Company including the Securities to be purchased by the International Managers and the U.S. Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the International Managers, of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; the outstanding stock options relating to the Company's Common Stock have been duly authorized and validly issued and the description thereof contained in the Registration Statement and the Prospectuses is true and accurate; no holder of the Securities will be subject to personal liability by reason of being such a holder.

           (ix) AUTHORIZATION OF AGREEMENT. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

           (x) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement and in the Registration Statement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

           (xi) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors which, in either case, may reasonably be expected to result in a Material Adverse Effect.

           (xii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, that is required to be disclosed in the Registration Statement, or that might result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

           (xiii) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

           (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property presently employed by them in connection with the business now operated by them or necessary in order to conduct such business, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

           (xv) ABSENCE OF FURTHER REQUIREMENTS. No filing with, authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Company or any of its subsidiaries in connection with the offering or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

           (xvi) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such authorizations, approvals, consents, licenses, orders, registrations, qualifications, decrees or permits (collectively, "Governmental Licenses") issued by the appropriate state, federal or foreign regulatory agencies or bodies, necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

           (xvii) NO REGISTRATION RIGHTS. No holder of securities of the Company has rights to the registration of securities of the Company because of the filing of the Registration Statement.

           (xviii)ACCOUNTING CONTROLS. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (xix) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
      517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

           (xx) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      (b) The Selling Shareholder and the General Partner, jointly and severally, represent and warrant to, and agree with, each International Manager as of the date hereof, as of the Closing Time and as of each Date of Delivery, each of subparagraphs (i) through (xx), inclusive, of subsection
(a) of this Section 1 and each of subparagraphs (i) through (vii), inclusive, of this subsection (b) as follows:

           (i) For a period 90 days from the date of the Prospectuses, such Selling Shareholder or General Partner, as the case may be, will not, without the prior written consent of Merrill Lynch (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder or under the U.S. Purchase Agreement.

           (ii) The execution and delivery of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a breach by such Selling Shareholder or General Partner, as the case may be, of, or constitute a default by such Selling Shareholder or General Partner, as the case may be, under, any material indenture, deed or trust, contract or other agreement or instrument or any decree, judgment or order to which such Selling Shareholder or General Partner, as the case may be, is a party or by which such Selling Shareholder or General Partner, as the case may be, may be bound.

           (iii) Such Selling Shareholder has and will have, at the Closing Time and on each Date of Delivery, good and marketable title to the International Securities to be sold by such Selling Shareholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity, created by or arising through the Selling Shareholder other than pursuant to this Agreement; such Selling Shareholder has full right, power and authority to sell, transfer and deliver the International Securities to be sold by such Selling Shareholder hereunder; and upon delivery of the International Securities to be sold by such Selling Shareholder hereunder and payment of the purchase price therefor as herein contemplated, each of the International Managers will receive good and marketable title to its ratable share of the International Securities purchased by it from such Selling Shareholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

           (iv) Such Selling Shareholder has duly executed and delivered in the form heretofore furnished to the International Managers, a power of attorney and custody agreement (the "International Power of Attorney and Custody Agreement") with Ira Dansky, as the attorney-in-fact and the custodian (the "Attorney-in-Fact" and the "Custodian," respectively); the Attorney-in-Fact is authorized to execute and deliver this Agreement, and the certificates referred to in Section 5(d) or that may be required pursuant to Section 5(j) on behalf of such Selling Shareholder, to determine the purchase price to be paid by the International Managers to such Selling Shareholder as provided in Section 2(a) hereof, to authorize the delivery of the International Securities to be sold by such Selling Shareholder hereunder, to duly endorse (in blank or otherwise) the certificate or certificates representing such International Securities, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

           (v) All authorizations, approvals, consents, licenses, orders, registrations, qualifications, decrees or permits necessary for the execution and delivery by such Selling Shareholder of the International Power of Attorney and Custody Agreement and the U.S. Power of Attorney and Custody Agreement, the execution and delivery by or on behalf of such Selling Shareholder or General Partner, as the case may be, of this Agreement and the U.S. Purchase Agreement, and the sale and delivery of the Securities to be sold by such Selling Shareholder hereunder and thereunder (other than, at the time of the execution hereof, the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals, consents, licenses, orders, registrations, qualifications, decrees or permits as may be necessary under state securities laws), have been obtained and are in full force and effect; and such Selling Shareholder or General Partner, as the case may be, has the full right, power and authority to enter into this Agreement and the U.S. Purchase Agreement and such International Power of Attorney and Custody Agreement and U.S. Power of Attorney and Custody Agreement to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder.

           (vi) Such Selling Shareholder or General Partner, as the case may be, has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security or the Company to facilitate the sale or resale of the Securities.

           (vii) Certificates in negotiable form for all Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement have been placed in custody with the Custodian by or for the benefit of such Selling Shareholder with irrevocable conditional instructions for the purposes of effecting delivery by such Selling Shareholder hereunder and under the U.S. Purchase Agreement.

      (c) Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Global Coordinator, Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder or the General Partner, as the case may be, and delivered to the Global Coordinator, Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by such Selling Shareholder or General Partner, as the case may be, to each International Manager as to matters covered thereby.

      SECTION 2.  SALE AND DELIVERY TO U.S. UNDERWRITERS; CLOSING.

       (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Selling Shareholder, at the price per share set forth in Schedule C, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

       (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 135,000 shares of Common Stock at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company and the Selling Shareholder setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

       (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or at such other place as shall be agreed upon by the Global Coordinator and the Company and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholder, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company and the Selling Shareholder.

      Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Selling Shareholder or the Custodian pursuant to the Selling Shareholder's International Power of Attorney and Custody Agreement, as the case may be, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

       (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each International Manager as follows:

           (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

           (b) FILING OF AMENDMENTS. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the Prospectus included in the Registration Statement at the time it became effective or the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object.

           (c) DELIVERY OF REGISTRATION STATEMENTS. The Company will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts; and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the Lead Managers or counsel for the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) DELIVERY OF PROSPECTUSES The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

            (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

            (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

      The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

           (i) REPORTING REQUIREMENTS. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

           (j) LISTING. The Company will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed on such exchange and will use every reasonable effort to maintain the listing of the Securities on the New York Stock Exchange.

      SECTION 4. PAYMENT OF EXPENSES. (a) The Company, the Selling Shareholder and the General Partner will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including (i) the printing and filing of the Registration
Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation and delivery of the certificates for the International Securities to the International Managers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f), including filing fees and the fees and disbursements of counsel for the International Managers (which shall not exceed $10,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue

Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and the Custodians, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the International Managers in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

      (b) EXPENSES OF THE SELLING SHAREHOLDER AND THE GENERAL PARTNER. The Selling Shareholder and the General Partner will pay all expenses incident to the performance of his obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters or between the International Managers and the U.S. Underwriters, and (ii) the fees and disbursements of his counsel and accountants, if any.

      (c) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11, the Company, the Selling Shareholder and the General Partner shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

      (d) ALLOCATION OF EXPENSES. The provisions of this Section shall not affect any agreement that the Company, the Selling Shareholder and the General Partner may make for the sharing of such costs and expenses.

      SECTION 5. CONDITIONS OF THE INTERNATIONAL MANAGERS' OBLIGATIONS. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company, the Selling Shareholder and the General Partner herein contained or in certificates of any officer of the Company or any of its subsidiaries or on behalf of the Selling Shareholder or General Partner delivered pursuant to the provisions hereof, to the performance by the Company, the Selling Shareholder and the General Partner of their respective covenants and obligations hereunder, and to the following further conditions:

       (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

      (b)  At Closing Time, the Lead Managers shall have received:

           (1) The favorable opinion, dated as of Closing Time, of Phillips Nizer Benjamin Krim & Ballon LLP, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect that:

                (i) The Company is validly existing as a corporation
             in good standing under the laws of the Commonwealth of Pennsylvania.

               (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Registration Statement and to enter into and perform its obligations under this Agreement and the U.S. Purchase Agreement.

              (iii) To the best of their knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                (iv) The authorized, issued and outstanding capital stock of the
             Company is as set forth in the Prospectuses under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans referred to in the Prospectuses), and the shares of issued and outstanding Common Stock, including the Securities to be purchased by the International Managers and the U.S. Underwriters from the Selling Shareholder have been duly authorized and validly issued and are fully paid and nonassessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

                (v) The outstanding stock options relating to the Company's
             Common Stock have been duly authorized and validly issued and the description thereof contained in the Registration Statement and the Prospectuses is true and accurate.

                (vi) This Agreement and the U.S. Purchase Agreement have each been duly authorized, executed and delivered by the Company.

                (vii) The Registration Statement, including any Rule 462(b)
             Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                (viii) The Registration Statement, including any Rule 462(b)
             Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectuses, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                (ix) The documents incorporated by reference in the
             Prospectuses (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

                (x) To the best of their knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the International Purchase Agreement and the U.S.

             Purchase Agreement or the performance by the Company of its obligations thereunder.

                (xi) The Common Stock conforms to the description thereof
             contained in the Prospectuses, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements and the requirements of the New York Stock Exchange.

                (xii) Each of the Company's operating subsidiaries is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases real property except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                (xiii) The information in the Prospectuses under the heading
             "Certain United States Federal Tax Consequences to Non-U.S. Holders of Common Stock" and the description of the Company's capital stock incorporated by reference in the Registration Statement and in the Registration Statement under Item 15 to the extent that it constitutes summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

                (xiv) To the best of their knowledge after due inquiry, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; the descriptions thereof or references thereto are correct; and no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement so described, referred to or filed, which default or defaults, singly or in the aggregate, are material to the condition, financial or otherwise, or earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (xv) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the International Securities to the International Managers hereunder or the U.S. Securities to the U.S. Underwriters under the U.S. Purchase Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities law; and, to the best of their knowledge and information, the execution and delivery of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, rule, regulation, order or administrative or court decree.

                In rendering the foregoing opinion, Phillips Nizer Benjamin Krim
             & Ballon LLP may rely as to matters of law of the Commonwealth of Pennsylvania upon the opinion of Mesirov, Gelman, Jaffe, Cramer & Jamieson, which opinion shall state that Willkie Farr & Gallagher may rely on such opinion. Baker & McKenzie shall render an opinion relating to Camisas de Juarez S.A. de C.V. as to matters of the laws of Mexico. Cassells Brock & Blackwell shall render an opinion relating to Jones Apparel Group Canada, Inc. as to matters of law of the Canadian province of Ontario. All such opinions shall be satisfactory in form and in substance to counsel for the International Managers.

           (2) The favorable opinion, dated as of Closing Time, of Phillips Nizer Benjamin Krim & Ballon LLP, counsel for the Selling Shareholder and the General Partner, in form and substance satisfactory to counsel for the International Managers, to the effect that:

                 (i) This Agreement and the U.S. Purchase Agreement
             have been duly authorized, executed and delivered by or an behalf of the Selling Shareholder and the General Partner.

                (ii) The International Power of Attorney and Custody Agreement
             has been duly authorized, executed and delivered by the Selling Shareholder and constitutes the valid and binding obligation of the Selling Shareholder in accordance with its terms.

                (iii) The International Securities to be purchased by the
             International Managers from the Selling Shareholder have been validly issued and are fully paid and non-assessable.

                (iv) To the best of their knowledge after due inquiry, the
             Selling Shareholder has good and marketable title to the International Securities to be sold by such Selling Shareholder hereunder and full power, right and authority to sell such International Securities as herein contemplated, each of the International Managers will receive good and marketable title to the International Securities purchased by it from the Selling Shareholder, free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim or equity created by or arising through the Selling Shareholder. In rendering such opinion, counsel may assume that the International Managers are without notice of any defect in the title of the Selling Shareholder to the Securities being purchased from such Selling Shareholder.

                (v) No authorization, approval, consent, or order of any court or governmental authority or agency is required in connection with the sale of the International Securities from the Selling Shareholder to the International Managers, except such as may be required under the 1933 Act of the 1933 Act Regulations or state securities law.

           (3) The favorable opinion, dated as of Closing Time, of Willkie Farr & Gallagher, counsel for the International Managers, with respect to the matters set forth in (i), (vi) to (ix), inclusive, and (xi) of subsection
      (b)(1) of this Section and (i) and (iii) of subsection (b)(2) of this Section. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the Company and its subsidiaries and certificates of public officials. In addition, in rendering the foregoing opinion, Willkie Farr & Gallagher may rely as to matters of law of the

      Commonwealth of Pennsylvania upon the opinion of Mesirov, Gelman, Jaffe, Cramer and Jamieson.

           (4) In giving their opinions required by subsections (b) (1), (b) (2) and (b) (3) of this Section, Phillips Nizer Benjamin Krim & Ballon LLP and Willkie Farr & Gallagher shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to they need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which they need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectuses, any Material Adverse Effect, and the Lead Managers shall have received a certificate of the Chairman or President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

      (d) At Closing Time, the Lead Managers shall have received a certificate of (x) the Attorney in Fact for the Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of

Closing Time and (ii) the Selling Shareholder has complied with all agreements and satisfied all conditions on his part to be performed or satisfied hereunder at or prior to Closing Time and (y) of the General Partner to the same effect, but with respect to the General Partner. The Attorney in Fact shall be entitled to rely upon a certificate of the Selling Shareholder in giving its certificate.

      (e) At the time of the execution of this Agreement, the Lead Managers shall have received from BDO Seidman, LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

      (f) At Closing Time, the Lead Managers shall have received from BDO Seidman, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (g) At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

      (h) At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

      (i) In the event the International Managers exercise the option granted in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company, the Selling Shareholder and the General Partner contained herein and the statements in any certificates furnished by the Company, the Selling Shareholder or the General Partner hereunder shall be true and correct as of the relevant Date of Delivery, and the Lead Managers shall have received:

           (1) A certificate, dated such Date of Delivery, of the Chairman or President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) remains true as of the Date of Delivery.

           (2) A certificate, dated such Date of Delivery, of an Attorney in Fact on behalf of the Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(d) remains true and correct as of such Date of Delivery.

           (3) The favorable opinions of Phillips Nizer Benjamin Krim & Ballon LLP, counsel for the Company, for the Selling Shareholder and the General Partner, in the form and substance reasonably satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities and otherwise to the same effect as the opinions required by Section 5(b)(1) and 5(b)(2).

           (4) The favorable opinion of Willkie Farr & Gallagher, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(3).

           (5) A letter from BDO Seidman, LLP, in form and substance satisfactory to the International Managers and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the International Managers pursuant to Section 5(f) except that any "specified date" in the letter furnished pursuant to this Section
      (5)(i)(5) shall be a date not more than three days prior to the Date of Delivery.

      (j) At Closing Time and at each Date of Delivery, if any, counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, in the U.S. Purchase Agreement and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the agreements or conditions, herein contained; and all proceedings taken by the Company, the Selling Shareholder and the General Partner in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

      (k) Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

      (l) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

      SECTION 6. INDEMNIFICATION. (a) The Company, the Selling Shareholder and the General Partner agree to indemnify and hold harmless each International Manager, its directors, officers and employees, and each person, if any who controls any International Manager within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below.

           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

      (b) Each International Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Selling Shareholder, the General Partner and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary international prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7
hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) In the event of a claim for indemnity pursuant to the provisions of this Section 6, each indemnified party severally agrees to seek such indemnity in full from the Company. If, after seeking such indemnity, any indemnified party is unable, for any reason, to obtain such indemnity from the Company, such indemnified party may seek indemnity from the Selling Shareholder and the General Partner, whose obligations hereunder shall be joint and several, in accordance with the provisions of subsection (a) of this Section.

      (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (f) The provisions of this Section shall not affect any agreement between the Company, the Selling Shareholder and the General Partner with respect to indemnification.

      SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Selling Shareholder and the General Partner on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholder and the General Partner on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company, the Selling Shareholder and the General Partner on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Selling Shareholder and the General Partner and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the International Securities as set forth on such cover. In addition, for purposes of this section, the General Partner shall be deemed to have received any net proceeds received by the Selling Shareholder.

      The relative fault of the Company, the Selling Shareholder and the General Partner on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the General Partner or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Shareholder, the General Partner and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

      The provisions of this Section shall not affect any agreement between the Company, the Selling Shareholder and the General Partner with respect to contribution.

      SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, the Selling Shareholder or the General Partner and shall survive delivery of the Securities to the International Managers.

      SECTION 9. TERMINATION OF AGREEMENT. (a) The Lead Managers may terminate this agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any of the securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said Exchanges or by order of the Commission, the NASD or any governmental authority, or if a banking moratorium has been declared by either Federal, New York or Pennsylvania authorities.

      (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

      SECTION 10. DEFAULT BY ONE OR MORE OF THE INTERNATIONAL MANAGERS. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

           (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

           (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Selling Shareholder to sell the International Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting International Manager.

      No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Selling Shareholder to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

      SECTION 11. DEFAULT BY THE SELLING SHAREHOLDER. If the Selling Shareholder shall fail at Closing Time or a Date of Delivery to sell and deliver the number of International Securities which such Selling Shareholder is obligated to sell hereunder, then the Lead Managers may, at their option, by notice to the Company and the Selling Shareholder, terminate this Agreement without liability on the part of any non-defaulting party except that the provisions of Section 1, 4, 6, 7 and 8 shall remain in full force and effect.

      In the event of a default by the Selling Shareholder as referred to in this Section 11, the International Managers shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other documents or arrangements.

      No action taken pursuant to this Section 11 shall relieve the Company or the Selling Shareholder from liability, if any, in respect of such default.

      SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers c/o Merrill Lynch & Co., Merrill Lynch International, North Tower, World Financial Center, New York, N.Y. 10281-1201, attention of Mary Beth Henson, Managing Director; and notices to the Company, the Selling Shareholder and the General Partner shall be directed to 1411 Broadway, New York, New York 10018, attention of Sidney Kimmel or Herbert J. Goodfriend.

      SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the International Managers, the Company, the Selling Shareholder and the General Partner and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company, the Selling Shareholder and the General Partner and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Sections 6 and 7 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained.
This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company, the Selling Shareholder and the General Partner and their respective successors, heirs and legal representatives, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of International Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

      SECTION 15. EFFECT OF HEADINGS. The section headings herein contained are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company, the Selling Shareholder and the General Partner a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers, the Company, the Selling Shareholder and the General Partner in accordance with its terms.

                               Very truly yours,

                               JONES APPAREL GROUP, INC.

                                By: ______________________
                                   Name:
                                   Title:

                                SELLING SHAREHOLDER


                                By:_______________________
                                   Attorney in Fact, acting
                                   on behalf of Bristol Rittenhouse
                                    Investments, L.P.


                                GENERAL PARTNER


                                ___________________________
                                Sidney Kimmel


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL

By:  MERRILL LYNCH INTERNATIONAL

By: _________________________________
      Authorized Signatory

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A

                                     NUMBER OF INITIAL INTERNATIONAL
 NAME OF THE INTERNATIONAL MANAGER     SECURITIES TO BE PURCHASED

Merrill Lynch International......

Bear, Stearns International
Limited .........................

Goldman Sachs International......

Total............................                900,000
                                                 =======

                                  SCHEDULE B

                             List of subsidiaries

        Melru Corporation

        Jones Apparel Group Canada Inc.

        Jones Investment Co., Inc.

        Jones Holding Corporation

        Camisas de Juarez S.A. De C.V.

                                   SCHEDULE C

                            Jones Apparel Group, Inc.

                         900,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

        1. The initial public offering price per share for the International Securities, determined as provided in said Section 2, shall be $[___].

        2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $__, being an amount equal to the initial public offering price set forth above less $__ per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                   SCHEDULE D

NAME                                          LOCK-UP PERIOD
----                                          --------------
Jones Apparel Group, Inc.                         90 days

Sidney Kimmel                                     90 days

The Sidney Kimmel Foundation                      90 days

Herbert J. Goodfriend                             30 days

Irwin Samelman                                    30 days

Wesley R. Card                                    30 days

Gary R. Klocek                                    30 days

Geraldine Stutz                                   30 days

Howard Gittis                                     30 days

Rena Rowan                                        30 days

[Form of lock-up from directors, officers or other stockholders]

                                                                       Exhibit A

                               [October __, 1997]

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
   as U.S. Representatives of the several
   U.S. Underwriters to be named in the
   within-mentioned U.S. Purchase Agreement

Merrill Lynch International
Bear, Stearns International Limited
Goldman Sachs International
   as Lead Managers of the several
   International Managers to be named in the within-mentioned International Purchase Agreement

c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

      Re:  PROPOSED PUBLIC OFFERING BY JONES APPAREL GROUP, INC.

Dear Sirs:

      The undersigned, a stockholder [and an officer and/or director] of Jones Apparel Group, Inc., Pennsylvania corporation (the "Company"), understands (i) that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc. and Goldman, Sachs & Co., as U.S. Representatives of the several U.S. Underwriters to be named in Schedule A to the U.S. Purchase Agreement (as defined herein), propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company, Bristol Rittenhouse Investments, L.P., a Delaware limited partnership (the "Selling Shareholder") and Sidney Kimmel, the sole general partner of the Selling Shareholder (the "General Partner"), and (ii) that Merrill Lynch International, Bear, Stearns International Limited and Goldman Sachs International, as Lead Managers of the several International Managers to be named in Schedule A to the International Purchase Agreement (as defined herein), propose to enter into an International Purchase Agreement (the "International Purchase Agreement" and collectively with the U.S. Purchase Agreement, the "Purchase Agreements") with the Company the Selling Shareholder and the General Partner, in each case providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). The U.S. Underwriters and the International Managers to be named in Schedule A to each of the U.S. Purchase Agreement and the International Purchase Agreement, respectively, are collectively referred to herein as the "Underwriters."

      In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each of the Underwriters that, during a period of [___________ days]
[SEE SCHEDULE D TO INTERNATIONAL PURCHASE AGREEMENT FOR NUMBER OF DAYS] from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

                                     Very truly yours,



                                     Signature:
                                                ------------------

                                     Print Name:
                                                ------------------

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